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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Incentive Plan, as amended and restated March 8, 2001, and the Employee Stock Purchase Plan of Silicon Laboratories Inc. of our report dated January 22, 2004, with respect to the consolidated financial statements of Silicon Laboratories Inc. included in its Annual Report (Form 10-K/A) for the year ended January 3, 2004, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Austin, Texas
January 28, 2004

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS